Exhibit 99.1

Vignette Completes Acquisition of Epicentric
Tuesday December 3, 9:02 am ET

Vignette Accelerates Delivery of Enterprise Web Applications With Acquisition Of Market-Leading Business Portal Company

AUSTIN, Texas, Dec. 3 — Vignette Corp. (Nasdaq: VIGN - News) today announced the completion of its acquisition of San Francisco-based Epicentric Inc. By offering Epicentric’s family of portal solutions in addition to its industry-leading content management products, Vignette is now uniquely positioned to help its customers achieve competitive advantage by rapidly building and deploying enterprise Web applications.

In bringing together portals with its suite of content management and other application services, the key technologies for building and deploying enterprise Web applications, Vignette is executing on its vision to enable the Real-Time Enterprise. The combination of Vignette and Epicentric technologies enable organizations to build and deploy Web applications that leverage virtually every electronic asset regardless of where it is stored and deliver it in the context of any user’s needs.

“We see a significant customer demand for flexible enterprise Web applications that improve business efficiencies, provide true competitive advantage and deliver on the promise of the Real-Time Enterprise,” said Thomas E. Hogan, president and CEO of Vignette. “The Epicentric acquisition provides exceptional benefits for our customers because for the first time they will have a single, unified foundation that leverages the industry’s best portal infrastructure and content management. Using the combined Epicentric and Vignette technologies, our partners and customers can now create adaptive enterprise Web applications with a unique application services foundation to improve collaboration, productivity and customer service.”

Under the terms of the agreement announced on Oct. 29, 2002, Vignette paid $26 million in cash for outstanding Epicentric stock and may pay up to $6 million in a combination of cash and restricted stock for retention-related payments over the next two years. Michael Crosno, chairman, president and CEO of Epicentric, has joined the Vignette leadership team as executive vice president of worldwide operations.

“We are thrilled to welcome the Epicentric team to Vignette,” Hogan said. “We share a vision for a new generation of enterprise Web applications, and the combination of these two companies greatly accelerates our ability to deliver these solutions to our customers.”

“The new, expanded Vignette addresses a market demand for powerful enterprise Web applications that include both portal and content management capabilities,” Crosno said. “Portals and content management have become inextricably linked and are critical to the success of any Web initiative. Vignette is now uniquely positioned to deliver a new generation of enterprise Web applications that incorporate both technologies to the ultimate benefit of our customers and partners.”

About Vignette Corp.

Vignette enables enterprises to achieve real-time advantage by rapidly building, deploying and optimizing Web-based applications. Vignette powers the Web applications of more than 1,400 leading organizations and is headquartered in Austin, Texas. Vignette has offices located throughout the Americas, Europe, Asia and in Australia, and can be found on the Web at http://www.vignette.com/ .

Forward-Looking Statement

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products, future sales, market growth and competition. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, Future Losses, Limited Operating History, Fluctuation of Quarterly Revenues and Operating Results, Acquisition Integration, Competition, Dependence on a Small Number of Large Orders, Lengthy Sales Cycle and Product Implementation, Market Awareness of Our Product, Rapid Changes in Technology and New Products, and other factors and risks discussed in the Company’s reports filed from time to time with the Securities and Exchange Commission.

Vignette is a trademark or registered trademark of Vignette Corp. in the United States and other countries. All other names are the trademarks or registered trademarks of their respective companies.

For more information, investors only:
Charles Sansbury
Chief Financial Officer
(512) 741-4400
csansbury@vignette.com

Kellie Nugent
Investor Relations
(512) 741-4541
knugent@vignette.com

For more information, press only:
Sarah Gonzales
Vignette Corp.
(512) 741-3724
sarah.gonzales@vignette.com

John Taylor
Waggener Edstrom for Vignette
(512) 527-7020
johnt@wagged.com

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